HELIX ENERGY SOLUTIONS GROUP, INC.
3505 WEST SAM HOUSTON PARKWAY NORTH
SUITE 400
HOUSTON, TEXAS 77043 UNITED STATES

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on [TBD], 2026, the day before the special meeting. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on [TBD], 2026, the day before the special meeting. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01224-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**HELIX ENERGY SOLUTIONS GROUP, INC.**

**The Board of Directors recommends that you vote "FOR" proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 1. **Share Issuance Proposal.** To approve the issuance of shares of common stock, par value $0.00001 per share, of Helix (the "Converted Helix Common Stock") following the Conversion (as defined below) pursuant to the merger agreement for purposes of complying with Section 312.03(c) of the New York Stock Exchange's Listed Company Manual (the "NYSE Manual") and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE Manual. | ☐ | ☐ | ☐ |
| 2. **Authorized Share Increase Proposal.** To approve an increase in the authorized Converted Helix Common Stock and Converted Helix Preferred Stock, as set forth in Article V of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 3. **Second Merger Proposal.** To approve the second merger (as defined in the proxy statement/prospectus). | ☐ | ☐ | ☐ |
| 4. **Plan of Conversion Proposal.** To approve the plan of conversion, pursuant to which, immediately prior to the first merger, Helix will convert from a Minnesota corporation to a Delaware corporation in accordance with Section 265 of the General Corporation Law of the State of Delaware, as amended, and Section 302A.682 of the Minnesota Business Corporations Act, as amended (the "Conversion"). | ☐ | ☐ | ☐ |
| 5. **Jones Act Provisions Proposal.** To approve the provisions regarding compliance with the Jones Act (as defined in the proxy statement/prospectus), as set forth in Article XV of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 6. **D&O Citizenship Matters Proposal.** To approve the director and officer citizenship requirement provisions, as set forth in Section 6.7 of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 7. **Exclusive Forum Proposal.** To approve the submission to jurisdiction provisions, as set forth in Article XIV of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 8. **Officer Exculpation Proposal.** To approve the provisions limiting liability of officers, set forth in Article VII of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 9. **Removal of Supermajority Approval Requirement Proposal.** To approve the removal of the supermajority approval requirements, as set forth in Article XI of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 10. **Corporate Opportunities Proposal.** To approve the corporate opportunities provisions, as set forth in Article IX of the certificate of incorporation of the combined company. | ☐ | ☐ | ☐ |
| 11. **Non-Binding Compensation Proposal.** To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Helix's named executive officers that is based on or otherwise relates to the mergers (as defined in the proxy statement/prospectus). | ☐ | ☐ | ☐ |
| 12. **Adjournment Proposal.** To approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve each of proposals 1, 2, 3, 4, 5 and 6. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

[PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement/Prospectus are available at www.ProxyVote.com.

T01225-TBD

**HELIX ENERGY SOLUTIONS GROUP, INC.**
**SPECIAL MEETING OF SHAREHOLDERS**
**[TBD], 2026 [TBD] Central Daylight Time (Houston time)**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Erik Staffeldt and Ken Neikirk (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Helix Energy Solutions Group, Inc. at the Special Meeting of Shareholders to be held at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 on [TBD], 2026, [TBD] Central Daylight Time (Houston time) which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote the shares represented by this proxy unless this card is signed (on the reverse side) and returned.

**Continued and to be signed on the reverse side**